    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 13, 2002
                                                 REGISTRATION NOS. 333-
                                                                   333-      -01
                                                                   333-      -02
                                                                   333-      -03
                                                                   333-      -04
--------------------------------------------------------------------------------
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


        CONOCOPHILLIPS                  DELAWARE              01-0562944
          CONOCO INC.                   DELAWARE              51-0370352
  PHILLIPS PETROLEUM COMPANY            DELAWARE              73-0400345
    CONOCOPHILLIPS TRUST I              DELAWARE              APPLIED FOR
   CONOCOPHILLIPS TRUST II              DELAWARE              APPLIED FOR
(Exact name of each registrant         (State of          (I.R.S. Employer
  as specified in its charter)       Incorporation)     Identification Number)


                             600 NORTH DAIRY ASHFORD
                              HOUSTON, TEXAS 77079
                                 (281) 293-1000
               (Address, including zip code, and telephone number,
     including area code, of each registrant's principal executive offices)


                               RICK A. HARRINGTON
                          SENIOR VICE PRESIDENT, LEGAL,
                               AND GENERAL COUNSEL
                                 CONOCOPHILLIPS
                             600 NORTH DAIRY ASHFORD
                              HOUSTON, TEXAS 77079
                                 (281) 293-1000
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)


                                    COPY TO:
                                  KELLY B. ROSE
                               BAKER BOTTS L.L.P.
                                  910 LOUISIANA
                            HOUSTON, TEXAS 77002-4995
                                 (713) 229-1234


      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

      If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]


      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                                                         PROPOSED MAXIMUM
                               TITLE OF EACH CLASS OF                                        AGGREGATE
                            SECURITIES TO BE REGISTERED                                   OFFERING PRICE            AMOUNT OF
                                                                                             (1)(2)(3)          REGISTRATION FEE
                                                                                        ------------------      ----------------
Senior Debt Securities and Subordinated Debt Securities of ConocoPhillips....
Common Stock, par value $0.01 per share, of ConocoPhillips(4)................
Preferred Stock, par value $0.01 per share, of ConocoPhillips................
Warrants of ConocoPhillips...................................................
Depositary Shares of ConocoPhillips..........................................
Stock Purchase Contracts of ConocoPhillips...................................
Stock Purchase Units of ConocoPhillips.......................................
Prepaid Stock Purchase Contracts of ConocoPhillips...........................
Preferred Securities of ConocoPhillips Trust I and ConocoPhillips Trust II...
Guarantees of Preferred Securities of ConocoPhillips Trust I and
     ConocoPhillips Trust II by ConocoPhillips...............................
Guarantees of the Senior Debt Securities of ConocoPhillips by Conoco Inc.
     and Phillips Petroleum Company..........................................
         Total...............................................................             $5,000,000,000          $460,000 (5)

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act and exclusive of accrued interest, distributions and dividends, if any. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $5,000,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price of up to $5,000,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies, less the dollar amount of any securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2) There is being registered hereunder such indeterminate number or amount of senior and subordinated debt securities, common stock, preferred stock, warrants, depositary shares, stock purchase contracts, stock purchase units and prepaid stock purchase contracts of ConocoPhillips and preferred securities of ConocoPhillips Trust I and ConocoPhillips Trust II as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. Senior and subordinated debt securities of ConocoPhillips may be issued and sold to ConocoPhillips Trust I and ConocoPhillips Trust II, in which event such debt securities may later be distributed to the holders of preferred securities upon a dissolution of ConocoPhillips Trust I and ConocoPhillips Trust II and the distribution of their respective assets.

(3) ConocoPhillips also is registering under this Registration Statement all guarantees and other obligations that it may have with respect to preferred securities that may be issued by ConocoPhillips Trust I and ConocoPhillips Trust II. Conoco Inc. and Phillips Petroleum Company are registering under this Registration Statement all guarantees and other obligations that they may have with respect to the senior debt securities that may be issued by ConocoPhillips. No separate consideration will be received for such guarantees or any other such obligations. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to such guarantees or obligations.

(4) Each share of common stock includes one preferred share purchase right. No separate consideration is payable for the preferred share purchase rights. The registration fee for these securities is included in the fee for the common stock.

(5) Pursuant to Rule 457(p) under the Securities Act, ConocoPhillips hereby offsets the registration fee required in connection with this Registration Statement by a total of $460,000, consisting of (1) $375,000 previously paid by Conoco Inc. and Conoco Funding Company, wholly owned subsidiaries of ConocoPhillips, in connection with the registration of $1,500,000,000 aggregate initial offering price of securities of Conoco and Conoco Funding pursuant to the Registration Statement on Form S-3 (Registration Nos. 333-69198 and 333-69198-01) initially filed with the Securities and Exchange Commission on September 10, 2001; and (2) $85,000 previously paid by Phillips Petroleum Company and certain Delaware statutory trusts of Phillips, each of which are wholly owned subsidiaries of ConocoPhillips, in connection with the registration of $321,969,697 aggregate initial offering price of securities of Phillips and such trusts pursuant to the Registration Statement on Form S-3 (Registration Nos. 333-34336, 333-34336-01, 333-34336-02, 333-34336-03 and 333-34336-04) initially filed with the Securities and Exchange Commission on April 7, 2000. Accordingly, no filing fee is paid herewith.

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.


                 SUBJECT TO COMPLETION, DATED NOVEMBER 13, 2002

PROSPECTUS

[Logo of ConocoPhillips]


                                                    $5,000,000,000
               CONOCOPHILLIPS                       CONOCOPHILLIPS                   CONOCOPHILLIPS TRUST I
        SUBORDINATED DEBT SECURITIES            SENIOR DEBT SECURITIES              CONOCOPHILLIPS TRUST II
                COMMON STOCK                  GUARANTEED AS DESCRIBED IN           TRUST PREFERRED SECURITIES
              PREFERRED STOCK                    THIS PROSPECTUS BY              GUARANTEED AS DESCRIBED IN THIS
                  WARRANTS                           CONOCO INC.                         PROSPECTUS BY
              DEPOSITARY SHARES                           AND                             CONOCOPHILLIPS
      STOCK PURCHASE CONTRACTS OR UNITS        PHILLIPS PETROLEUM COMPANY
      PREPAID STOCK PURCHASE CONTRACTS

     We will provide the specific terms of the securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. ConocoPhillips common
            stock is traded on the New York Stock Exchange under the
                             trading symbol "COP."


      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                        The date of this prospectus is ,

                                TABLE OF CONTENTS

About This Prospectus...........................................................................................  2
About ConocoPhillips............................................................................................  2
About Conoco and Phillips.......................................................................................  2
About the ConocoPhillips Trusts.................................................................................  2
Where You Can Find More Information.............................................................................  3
Forward-Looking Information.....................................................................................  5
Use of Proceeds.................................................................................................  6
Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends.........  6
Description of the Debt Securities..............................................................................  7
Description of Capital Stock.................................................................................... 17
Description of Warrants......................................................................................... 23
Description of Depositary Shares................................................................................ 24
Description of Stock Purchase Contracts and Stock Purchase Units................................................ 26
Description of the Trust Preferred Securities................................................................... 27
Plan of Distribution............................................................................................ 33
Legal Matters................................................................................................... 35
Experts......................................................................................................... 35


                              ABOUT THIS PROSPECTUS

      This prospectus is part of a joint registration statement that we have filed with the U.S. Securities and Exchange Commission using a "shelf" registration process. Using this process, we may offer any combination of the securities described in this prospectus in one or more offerings with a total initial offering price of $5,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any pricing supplement, in addition to the information contained in the documents we refer to under the heading "Where You Can Find More Information."

                              ABOUT CONOCOPHILLIPS

      ConocoPhillips is the third largest U.S. integrated energy company based on market capitalization, oil and gas reserves and production, and was formed through the combination of the businesses of Conoco Inc. and Phillips Petroleum Company in August 2002. ConocoPhillips is involved in exploring for and developing, producing and selling crude oil, natural gas and natural gas liquids; refining crude oil and other feedstocks into petroleum products; buying and selling crude oil and refined products; transporting, distributing and marketing petroleum products; and manufacturing and distributing chemicals. ConocoPhillips is also engaged in developing and operating power facilities. ConocoPhillips' principal executive office is located at 600 North Dairy Ashford, Houston, Texas 77079, telephone (281) 293-1000.

                            ABOUT CONOCO AND PHILLIPS

      Conoco Inc. and Phillips Petroleum Company are wholly owned subsidiaries of ConocoPhillips. Their principal executive offices are located at 600 North Dairy Ashford, Houston, Texas 77079, telephone (281) 293-1000.

                         ABOUT THE CONOCOPHILLIPS TRUSTS

      ConocoPhillips has formed two Delaware statutory trusts, ConocoPhillips Trust I and ConocoPhillips Trust II, to raise capital for ConocoPhillips by issuing preferred securities under this prospectus and investing the proceeds in debt securities issued by ConocoPhillips. Unless we inform you otherwise in the prospectus supplement relating to an offering of trust preferred securities, each trust will exist solely for the purposes of:

      - issuing and selling its trust preferred securities and trust common securities;

      - investing the proceeds from the sale of those securities in a specific series of ConocoPhillips' debt securities; and

      - engaging in only such other activities as are necessary or incidental to issuing its securities and purchasing and holding ConocoPhillips' debt securities.

      The trust preferred securities and the trust common securities of each trust will represent undivided beneficial interests in the assets of that trust. ConocoPhillips will directly or indirectly own all of the common securities of each trust. The common securities of each trust will represent an aggregate liquidation amount equal to at least three percent of the total capital of that trust. The common securities of each trust will rank equally with, and each trust will make payments on its common securities in proportion to, the trust preferred securities it issues. If, however, an event of default occurs under the declaration of trust of any of the trusts, including a default under the related series of ConocoPhillips' debt securities, ConocoPhillips' right to payments on the common securities of that trust will be subordinated to your rights as holder of its trust preferred securities.

      The business and affairs of each trust will be conducted by its trustees. As the holder of the common securities of each trust, ConocoPhillips is entitled, except in limited circumstances, to appoint, and may remove or replace, the trustees. ConocoPhillips may increase or decrease the number of trustees for each trust, but each trust must have at least three trustees.

      The duties and obligations of the trustees of each trust are governed by its declaration of trust. Prior to the issuance of any trust preferred securities by a trust, we will ensure that at least one of ConocoPhillips' officers, employees or affiliates acts as regular trustee and that a financial institution unaffiliated with us acts as property trustee and indenture trustee for purposes of the Trust Indenture Act of 1939. In addition, unless the property trustee of a trust maintains a principal place of business in Delaware and meets the other requirements of applicable law, another trustee of that trust will have its principal place of business or reside in Delaware. We will appoint The Bank of New York to serve as property trustee for the trusts and The Bank of New York (Delaware) to serve as Delaware trustee for the trusts.

      ConocoPhillips will pay all of the fees and expenses of each trust, including those related to any offering of trust preferred securities. In addition, ConocoPhillips will provide a guarantee with respect to each series of trust preferred securities issued by a trust under which ConocoPhillips will unconditionally and irrevocably agree to make certain payments to the holders of that series of trust preferred securities. That guarantee may, however, be subject to applicable subordination provisions and will apply only when the relevant trust has sufficient immediately available funds but fails to make the payments.

      We will provide further information about the trusts in the prospectus supplement relating to an offering of trust preferred securities.

      The principal office of each trust is c/o ConocoPhillips, 600 North Dairy Ashford, Houston, Texas 77079, telephone (281) 293-1000.

                       WHERE YOU CAN FIND MORE INFORMATION

      ConocoPhillips files, and Conoco and Phillips have filed, annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy these materials at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains information ConocoPhillips, Conoco and Phillips have filed electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can also obtain information about ConocoPhillips at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Conoco, Phillips and the trusts are not subject to the information reporting requirements of the Securities Exchange Act of 1934.

      This prospectus is part of a joint registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available at the SEC's public reference room or through its Internet site.

      The SEC allows us to "incorporate by reference" the information ConocoPhillips, Conoco and Phillips have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that ConocoPhillips, Conoco or Phillips files with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings ConocoPhillips, Conoco or Phillips makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all the offered securities are sold. The documents we incorporate by reference are:

      - Conoco's Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the SEC on March 15, 2002;

      - Phillips' Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the SEC on March 20, 2002, and as amended by Form 10-K/A filed with the SEC on June 24, 2002;

      - Conoco's Quarterly Reports on Form 10-Q for the quarter ended March 31, 2002, as filed with the SEC on May 8, 2002, and for the quarter ended June 30, 2002, as filed with the SEC on August 9, 2002;

      - Phillips' Quarterly Reports on Form 10-Q for the quarter ended March 31, 2002, as filed with the SEC on May 14, 2002, and for the quarter ended June 30, 2002, as filed with the SEC on August 12, 2002;

      - ConocoPhillips' Current Reports on Form 8-K as filed with the SEC on August 30, 2002 (as amended by Form 8-K/A filed with the SEC on October 1, 2002) and October 8, 2002;

      - Conoco's Current Reports on Form 8-K as filed with the SEC on February 25, 2002; February 26, 2002; March 12, 2002; August 16, 2002; and August 30, 2002;

      - Phillips' Current Reports on Form 8-K as filed with the SEC on February 25, 2002; February 26, 2002; March 12, 2002; and August 30, 2002; and

      - the description of ConocoPhillips common stock (including the related preferred share purchase rights) contained in ConocoPhillips' Current Report on Form 8-K as filed with the SEC on August 30, 2002, as that description may be updated from time to time.

      You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning ConocoPhillips at the following address:

                  ConocoPhillips
                  Shareholder Relations Department
                  P. O. Box 2197
                  Houston, Texas  77079-2197
                  Telephone: (281) 293-6800

      YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, THE PROSPECTUS SUPPLEMENT AND ANY PRICING SUPPLEMENT. WE HAVE NOT AUTHORIZED ANY PERSON, INCLUDING ANY SALESMAN OR BROKER, TO PROVIDE INFORMATION OTHER THAN THAT PROVIDED IN THIS PROSPECTUS, THE PROSPECTUS SUPPLEMENT OR ANY PRICING SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION IN THIS PROSPECTUS, THE PROSPECTUS SUPPLEMENT AND ANY PRICING

SUPPLEMENT IS ACCURATE ONLY AS OF THE DATE ON ITS COVER PAGE AND THAT ANY INFORMATION WE HAVE INCORPORATED BY REFERENCE IS ACCURATE ONLY AS OF THE DATE OF THE DOCUMENT INCORPORATED BY REFERENCE.

                           FORWARD-LOOKING INFORMATION


         This prospectus, including the information we incorporate by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify our forward-looking statements by the words "expects," "anticipates," "intends," "plans," "projects," "believes," "estimates" and similar expressions.

         We have based the forward-looking statements relating to ConocoPhillips' operations on its current expectations, estimates and projections about ConocoPhillips and the industries in which it operates in general. We caution you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, ConocoPhillips' actual outcomes and results may differ materially from what we have expressed or forecast in the forward-looking statements. Any differences could result from a variety of factors, including the following:

       o fluctuations in crude oil, natural gas and natural gas liquids prices, refining and marketing margins and margins for ConocoPhillips' chemicals business;

       o changes in the business, operations, results and prospects of ConocoPhillips;

       o the operation and financing of ConocoPhillips' mid-stream and chemicals joint ventures;

       o potential failure to realize fully or within the expected time frame the expected cost savings and synergies from the combination of Conoco and Phillips;

       o costs or difficulties related to the integration of the businesses of Conoco and Phillips, as well as the continued integration of businesses recently acquired by each of them;

       o potential failure or delays in achieving expected reserve or production levels from existing and future oil and gas development projects due to operating hazards, drilling risks and the inherent uncertainties in predicting oil and gas reserves and oil and gas reservoir performance;

       o unsuccessful exploratory drilling activities;

       o failure of new products and services to achieve market acceptance;

       o unexpected cost increases or technical difficulties in constructing or modifying facilities for exploration and production projects, manufacturing or refining;

       o unexpected difficulties in manufacturing or refining ConocoPhillips' refined products, including synthetic crude oil, and chemicals products;

       o lack of, or disruptions in, adequate and reliable transportation for ConocoPhillips' crude oil, natural gas and refined products;

       o inability to timely obtain or maintain permits, comply with government regulations or make capital expenditures required to maintain compliance;

       o potential disruption or interruption of ConocoPhillips' facilities due to accidents, political events or terrorism;

       o international monetary conditions and exchange controls;

       o liability for remedial actions, including removal and reclamation obligations, under environmental regulations;

       o liability resulting from litigation;

       o general domestic and international economic and political conditions, including armed hostilities and governmental disputes over territorial boundaries;

       o changes in tax and other laws or regulations applicable to ConocoPhillips' business; and

       o inability to obtain economical financing for exploration and development projects, construction or modification of facilities and general corporate purposes.

                                 USE OF PROCEEDS

      Unless we inform you otherwise in the prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including repayment or refinancing of debt, acquisitions, working capital, capital expenditures and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of other short-term indebtedness. Each trust will use all the proceeds received from the sale of its trust preferred securities and trust common securities to purchase debt securities issued by ConocoPhillips.

                     RATIO OF EARNINGS TO FIXED CHARGES AND
                     EARNINGS TO COMBINED FIXED CHARGES AND
                            PREFERRED STOCK DIVIDENDS

      The following table presents the historical ratios of earnings to fixed charges of each of Conoco and Phillips and the historical ratio of earnings to combined fixed charges and preferred stock dividends of Phillips for the six-month period ended June 30, 2002, and for each of the years in the five-year period ended December 31, 2001. Conoco had no preferred stock outstanding for any period presented, and accordingly, its ratio of earnings to combined fixed charges and preferred stock dividends is the same as its ratio of earnings to fixed charges. The following table also presents the pro forma ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends of ConocoPhillips for the six-month period ended June 30, 2002, and for the year ended December 31, 2001, giving effect to the combination of Conoco and Phillips using the purchase method of accounting, as if the combination had occurred on January 1, 2001.

                                               SIX MONTHS ENDED                 YEAR ENDED DECEMBER 31
                                                   JUNE 30         -------------------------------------------------
                                                     2002          2001       2000       1999       1998       1997
                                               ----------------    ----       ----       ----       ----       ----
RATIO OF EARNINGS TO FIXED CHARGES:
Conoco.................................              2.4x          6.4x       8.5x       3.9x       3.2x       12.9x
Phillips................................             2.7x          5.4x       6.6x       3.7x       2.1x        5.5x
ConocoPhillips (pro forma)..............             2.8x          5.8x

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
   AND PREFERRED STOCK DIVIDENDS:
Phillips................................             2.7x          5.4x       6.6x       3.7x       2.1x        5.5x
ConocoPhillips (pro forma)..............             2.8x          5.8x

      For purposes of this table, "earnings" consist of income before income taxes, extraordinary items and cumulative effect of accounting changes, plus fixed charges (excluding capitalized interest and the portion of the preferred dividend requirement of a subsidiary not previously deducted from pretax income, but including amortization of amounts previously capitalized), less undistributed earnings of equity investees of Conoco, Phillips or ConocoPhillips, as applicable. "Fixed charges" consist of interest (including capitalized interest) on all debt, amortization of debt discounts and expenses incurred on issuance, and that portion of rental expense believed to represent interest. In addition, combined fixed charges and preferred stock dividends include any amounts accrued to cover the preferred stock dividend or distribution requirements of a subsidiary.

                       DESCRIPTION OF THE DEBT SECURITIES

      The debt securities of ConocoPhillips covered by this prospectus will be ConocoPhillips' general unsecured obligations. ConocoPhillips will issue senior debt securities unconditionally guaranteed by Conoco and Phillips on a senior unsecured basis under an indenture, dated as of October 9, 2002, among ConocoPhillips, as issuer, Conoco and Phillips, as guarantors, and The Bank of New York, as trustee. We refer to this indenture as the senior indenture. ConocoPhillips will issue subordinated debt securities under an indenture to be entered into between ConocoPhillips and The Bank of New York, as trustee. We refer to this indenture as the subordinated indenture. We refer to the senior indenture and the subordinated indenture collectively as the indentures. The indentures will be substantially identical, except for provisions relating to subordination and covenants.

      We have summarized material provisions of the indentures, the debt securities and the guarantees below. This summary is not complete. We have filed the senior indenture and the form of subordinated indenture with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you.

      In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to ConocoPhillips mean ConocoPhillips only, all references to Conoco mean Conoco Inc. only and all references to Phillips mean Phillips Petroleum Company only.

PROVISIONS APPLICABLE TO EACH INDENTURE

      GENERAL. Neither indenture limits the amount of debt securities that may be issued under that indenture, and neither limits the amount of other unsecured debt or securities that ConocoPhillips may issue. ConocoPhillips may issue debt securities under the indentures from time to time in one or more series, each in an amount authorized prior to issuance.

      Each of ConocoPhillips and Conoco conducts substantially all its operations through subsidiaries, and those subsidiaries generate substantially all its operating income and cash flow. As a result, distributions or advances from those subsidiaries are the principal source of funds necessary to meet the debt service obligations of ConocoPhillips and Conoco. Contractual provisions or laws, as well as the subsidiaries' financial condition and operating requirements, may limit the ability of each of ConocoPhillips and Conoco to obtain cash from its subsidiaries that it requires to pay its debt service obligations, including any payments required to be made under the debt securities and, if applicable, Conoco's related guarantee. In addition, holders of the debt securities and, if applicable, Conoco's related guarantee will have a junior position to the claims of creditors of the subsidiaries of ConocoPhillips or, if applicable, Conoco on their assets and earnings.

      Other than the restrictions contained in the senior indenture on liens and sale/leaseback transactions described below under " -- Provisions Applicable Solely to Senior Debt Securities -- Restrictive Covenants," neither indenture contains any covenants or other provisions designed to protect holders of the debt securities in the event ConocoPhillips participates in a highly leveraged transaction or upon a change of control. The indentures also do not contain provisions that give holders the right to require ConocoPhillips to repurchase their securities in the event of a decline in ConocoPhillips' credit ratings for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

      TERMS. The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

      - whether the debt securities will be senior or subordinated debt securities;

      -     the title of the debt securities;

      -     the total principal amount of the debt securities;

      - whether the debt securities will be issued in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

      - the date or dates on which the principal of and any premium on the debt securities will be payable;

      - any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

      - any right to extend or defer the interest payment periods and the duration of the extension;

      - whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

      - the place or places where payments on the debt securities will be payable;

      -     any provisions for optional redemption or early repayment;

      - any provisions that would require the redemption, purchase or repayment of debt securities;

      -     the denominations in which the debt securities will be issued;

      - whether payments on the debt securities will be payable in foreign currency or currency units or another form and whether payments will be payable by reference to any index or formula;

      - the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

      - any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

      - any changes or additions to the events of default or covenants described in this prospectus;

      - any restrictions or other provisions relating to the transfer or exchange of debt securities;

      - any terms for the conversion or exchange of the debt securities for other securities of ConocoPhillips or any other entity;

      - with respect to the subordinated indenture, any changes to the subordination provisions for the subordinated debt securities; and

      - any other terms of the debt securities not inconsistent with the applicable indenture.

      ConocoPhillips may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If ConocoPhillips sells these debt securities, we will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

      If ConocoPhillips sells any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

      SUBSEQUENT DISTRIBUTION TO HOLDERS OF TRUST SECURITIES. If ConocoPhillips issues debt securities to a ConocoPhillips trust in connection with the issuance of trust preferred securities and trust common securities by that trust, those debt securities subsequently may be distributed to the holders of those securities either:

      -     upon the dissolution of the trust; or

      - upon the occurrence of events that we will describe in the prospectus supplement.

      CONSOLIDATION, MERGER AND SALE OF ASSETS. The indentures generally permit a consolidation or merger involving ConocoPhillips or, with respect to the senior indenture, Conoco or Phillips. They also permit ConocoPhillips, Conoco or Phillips, as applicable, to lease, transfer or dispose of all or substantially all of its assets. Each of ConocoPhillips and, with respect to the senior indenture, Conoco and Phillips has agreed, however, that it will not consolidate with or merge into any entity (other than, with respect to the senior indenture, ConocoPhillips, Conoco or Phillips, as applicable) or lease, transfer or dispose of all or substantially all of its assets to any entity (other than, with respect to the senior indenture, ConocoPhillips, Conoco or Phillips, as applicable) unless:

      -     it is the continuing corporation; or

      - if it is not the continuing corporation, the resulting entity or transferee is organized and existing under the laws of any United States jurisdiction and assumes the performance of its covenants and obligations under the indentures and, in the case of ConocoPhillips, the due and punctual payments on the debt securities or, in the case of Conoco or Phillips with respect to senior debt securities, the performance of the related guarantee; and

      - in either case, immediately after giving effect to the transaction, no default or event of default would occur and be continuing or would result from the transaction.

      Upon any such consolidation, merger or asset lease, transfer or disposition involving ConocoPhillips or, with respect to the senior indenture, Conoco or Phillips, the resulting entity or transferee will be substituted for ConocoPhillips, Conoco or Phillips, as applicable, under the applicable indenture and debt securities. In the case of an asset transfer or disposition other than a lease, ConocoPhillips, Conoco or Phillips, as applicable, will be released from the applicable indenture.

      EVENTS OF DEFAULT. Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

      - failure to pay interest on that series of debt securities for 30 days when due;

      - failure to pay principal of or any premium on that series of debt securities when due;

      - failure to redeem or purchase debt securities of that series for 30 days when required;

      - failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of other series of debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

      - specified events involving bankruptcy, insolvency or reorganization of ConocoPhillips and, with respect to senior debt securities, Conoco or Phillips; and

      - any other event of default provided for that series of debt securities.

      A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default or event of default (except in any payment on the debt securities) if the trustee considers it in the interest of the holders of the debt securities to do so.

      If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the applicable indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable. If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on all the debt securities issued under the applicable indenture will become immediately due and payable without any action on the part of the trustee or any holder. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement. If debt securities are issued to a ConocoPhillips trust, the related declaration of trust may require that any rescission be subject to the consent of the holders of the trust preferred securities and trust common securities issued by that trust.

      A holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:

      - the holder gives the trustee written notice of a continuing event of default for that series;

      - the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

      - the holders offer to the trustee indemnity satisfactory to the trustee;

      - the trustee fails to act for a period of 60 days after receipt of the request and offer of indemnity; and

      - during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

      In most cases, holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) may direct the time, method and place of:

      -     conducting any proceeding for any remedy available to the trustee;
            and

      - exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.

      The senior indenture requires ConocoPhillips, Conoco and Phillips, and the subordinated indenture requires ConocoPhillips, to file each year with the trustee a written statement as to their compliance with the covenants contained in the applicable indenture.

      MODIFICATION AND WAIVER. Each indenture may be amended or supplemented if the holders of a majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (acting as one class) consent to it. Without the consent of the holder of each debt security affected, however, no modification may:

      - reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

      - reduce the rate of or change the time for payment of interest on the debt security;

      - reduce the principal of the debt security or change its stated maturity;

      - reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

      - change any obligation to pay additional amounts on the debt security;

      - make payments on the debt security payable in currency other than as originally stated in the debt security;

      - impair the holder's right to institute suit for the enforcement of any payment on or with respect to the debt security;

      - make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

      - with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security; or

      - waive a continuing default or event of default regarding any payment on the debt securities.

      Each indenture may be amended or supplemented or any provision of that indenture may be waived without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

      -     to cure any ambiguity, omission, defect or inconsistency;

      - to provide for the assumption of the obligations under the indenture of ConocoPhillips or, with respect to the senior indenture, Conoco or Phillips by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

      - to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

      - to provide any security for, any guarantees of or any additional obligors on any series of debt securities or, with respect to the senior indenture, the related guarantees;

      - to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939;

      - to add covenants that would benefit the holders of any debt securities or to surrender any rights ConocoPhillips or, with respect to the senior indenture, Conoco or Phillips has under the indenture;

      -     to add events of default with respect to any debt securities; and

      - to make any change that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect.

      The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

      DEFEASANCE. When we use the term defeasance, we mean discharge from some or all of our obligations under the indentures. If any combination of funds or government securities are deposited with the trustee under an indenture sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due and payable, then, at ConocoPhillips' option, either of the following will occur:

      - ConocoPhillips and, with respect to the senior indenture, Conoco and Phillips will be discharged from its or their obligations with respect to the debt securities of that series and, if applicable, the related guarantees ("legal defeasance"); or

      - ConocoPhillips and, with respect to the senior indenture, Conoco and Phillips will no longer have any obligation to comply with the restrictive covenants, the merger covenant and other specified covenants under the applicable indenture, and the related events of default will no longer apply ("covenant defeasance").

      If a series of debt securities is defeased, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, the obligation of ConocoPhillips to pay principal, premium and interest on the debt securities and, if applicable, Conoco's and Phillips' guarantees of the payments will also survive.

      Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

      GOVERNING LAW. New York law will govern the indentures and the debt securities.

      TRUSTEE. The Bank of New York is the trustee under the senior indenture and will be the trustee under the subordinated indenture. The Bank of New York also serves as trustee or custodian relating to approximately $2.7 billion of debt, trust preferred securities and other long-term repayment obligations of subsidiaries of ConocoPhillips as of June 30, 2002. The Bank of New York and its affiliates perform certain commercial banking services for us for which they receive customary fees and are lenders under various outstanding credit facilities of subsidiaries of ConocoPhillips.

      If an event of default occurs under an indenture and is continuing, the trustee under that indenture will be required to use the degree of care and skill of a prudent person in the conduct of that person's own affairs. The trustee will become obligated to exercise any of its powers under that indenture at the request of any of the holders of any debt securities issued under that indenture only after those holders have offered the trustee indemnity satisfactory to it.

      Each indenture contains limitations on the right of the trustee, if it becomes a creditor of ConocoPhillips or, if applicable, Conoco or Phillips, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with ConocoPhillips and, if applicable, Conoco and Phillips. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the applicable indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

      FORM, EXCHANGE, REGISTRATION AND TRANSFER. The debt securities will be issued in registered form, without interest coupons. There will be no service charge for any registration of transfer or exchange of the debt securities. However, payment of any transfer tax or similar governmental charge payable for that registration may be required.

      Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent ConocoPhillips designates. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met.

      The trustee will be appointed as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents ConocoPhillips initially designates, ConocoPhillips may at any time rescind that designation or approve a change in the location through which any transfer agent acts. ConocoPhillips is required to maintain an office or agency for transfers and exchanges in each place of payment. ConocoPhillips may at any time designate additional transfer agents for any series of debt securities.

      In the case of any redemption, ConocoPhillips will not be required to register the transfer or exchange of:

      - any debt security during a period beginning 15 business days prior to the mailing of the relevant notice of redemption or repurchase and ending on the close of business on the day of mailing of such notice; or

      - any debt security that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

      PAYMENT AND PAYING AGENTS. Unless we inform you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee and any paying agent. At ConocoPhillips' option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, interest payments may be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

      Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. ConocoPhillips may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

      If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day. For these purposes, unless we inform you otherwise in a prospectus supplement, a "business day" is any day that is not a Saturday, a Sunday or a day on which banking institutions in any of New York, New York; Houston, Texas or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

      Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

      BOOK-ENTRY DEBT SECURITIES. The debt securities of a series may be issued in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. Global debt securities may be issued in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

PROVISIONS APPLICABLE SOLELY TO SENIOR DEBT SECURITIES

      RANKING. The senior debt securities will constitute senior debt of ConocoPhillips and will rank equally with all of its unsecured and unsubordinated debt from time to time outstanding.

      GUARANTEE. Conoco and Phillips will each fully and unconditionally guarantee on a senior unsecured basis the full and prompt payment of the principal of and any premium and interest on the senior debt securities issued by ConocoPhillips when and as the payment becomes due and payable, whether at maturity or otherwise. The guarantees provide that in the event of a default in the payment of principal of or any premium or interest on a senior debt security, the holder of that debt security may institute legal proceedings directly against Conoco and Phillips to enforce the guarantees without first proceeding against ConocoPhillips. The guarantees will rank equally with all of Conoco's and Phillips' other unsecured and unsubordinated debt from time to time outstanding.

      RESTRICTIVE COVENANTS. ConocoPhillips has agreed to two principal restrictions on its activities for the benefit of holders of the senior debt securities. The restrictive covenants summarized below will apply to a series of senior debt securities (unless waived or amended) as long as any of those debt securities are outstanding, unless the prospectus supplement for the series states otherwise. We have used in this summary description capitalized terms that we have defined below under "-- Glossary."

      Limitation on Liens

      ConocoPhillips has agreed that it and its Principal Domestic Subsidiaries will issue, assume or guarantee Debt for borrowed money secured by a lien upon a Principal Property or shares of stock or Debt of any Principal Domestic Subsidiary only if the outstanding senior debt securities are secured equally and ratably with or prior to the Debt secured by that lien. If the senior debt securities are so secured, ConocoPhillips has the option to secure any of its and its Subsidiaries' other Debt or obligations equally and ratably with or prior to the Debt secured by the lien and, accordingly, equally and ratably with the senior debt securities. This covenant has exceptions that permit:

            (a) liens existing on the date ConocoPhillips first issues a series of senior debt securities under the senior indenture;

            (b) liens on the property, assets, stock, equity or Debt of any entity existing at the time ConocoPhillips or a Subsidiary acquires that entity or its property or at the time the entity becomes a Subsidiary or a Principal Domestic Subsidiary;

            (c) liens on assets either:

                  -     existing at the time of acquisition of the assets,

                  - securing all or part of the cost of acquiring, constructing, improving, developing or expanding the assets, or

                  - securing Debt incurred to finance all or part of the purchase price of the assets or the cost of constructing, improving, developing or expanding the assets that was incurred before, at the time of or within two years after the later of the acquisition, the completion of construction, improvement, development or expansion or the commencement of commercial operation of the assets;

            (d) liens on specific assets to secure Debt incurred to provide funds for the cost of exploration, drilling or development of those assets;

            (e) intercompany liens;

            (f) liens securing industrial development, pollution control or other revenue bonds of a domestic government entity;

            (g) liens on personal property, other than shares of stock or debt of any Principal Domestic Subsidiary, securing loans maturing in less than one year;

            (h) liens on a Principal Property arising in connection with the sale of accounts receivable resulting from the sale of oil or gas at the wellhead;

            (i) statutory or other liens arising in the ordinary course of business and relating to amounts that are not yet delinquent or are being contested in good faith; and

            (j) any extensions, substitutions, replacements or renewals of the above-described liens or any Debt secured by these liens if both:

                  - the new lien is limited to the property (plus any improvements) secured by the original lien, and

                  - the amount of Debt secured by the new lien and not otherwise permitted does not materially exceed the amount of Debt refinanced plus any premium or fee payable in connection with any such extension, substitution, replacement or renewal.

      In addition, without securing the senior debt securities as described above, ConocoPhillips and its Principal Domestic Subsidiaries may issue, assume or guarantee Debt that this covenant would otherwise restrict in a total principal amount that, when added to all other outstanding Debt of ConocoPhillips and its Principal Domestic Subsidiaries that this covenant would otherwise restrict and the total amount of Attributable Debt outstanding for Sale/Leaseback Transactions, does not exceed a "basket" equal to 10% of Consolidated Adjusted Net Assets. When calculating this total principal amount, we exclude from the calculation Attributable Debt from Sale/Leaseback Transactions in connection with which ConocoPhillips or a Subsidiary has purchased property or retired or defeased Debt as described in clause (b) below under "Limitation on Sale/Leaseback Transactions."

      The following types of transactions do not create "Debt" secured by "liens" within the meaning of this covenant:

            (a) the sale or other transfer of either:

                  - oil, gas or other minerals in place for a period of time until, or in an amount such that, the purchaser will realize from those minerals a specified amount of money or a specified amount of those minerals, or

                  - any other interest in property commonly referred to as a "production payment"; and

            (b) the mortgage or pledge of any property of ConocoPhillips or a Subsidiary in favor of the United States, any state of the United States or any department, agency or instrumentality of either, to secure payments under any contract or statute.

      Limitation on Sale/Leaseback Transactions

      ConocoPhillips has agreed that it and any of its Principal Domestic Subsidiaries will enter into a Sale/Leaseback Transaction only if at least one of the following applies:

            (a) ConocoPhillips or that Principal Domestic Subsidiary could incur Debt in a principal amount equal to the Attributable Debt for that Sale/Leaseback Transaction and, without violating the "Limitation on Liens" covenant, could secure that Debt by a lien on the property to be leased without equally and ratably securing the senior debt securities.

            (b) Within the period beginning one year before the closing of the Sale/Leaseback Transaction and ending one year after the closing, ConocoPhillips or any Subsidiary applies the net proceeds of the Sale/Leaseback Transaction either:

                  - to the voluntary defeasance or retirement of any senior debt securities issued under the senior indenture or any Funded Debt, or

                  - to the acquisition, exploration, drilling, development, construction, improvement or expansion of one or more Principal Properties.

      Any net proceeds that are not applied for the purposes described in (b) will be subject to the limitation described in (a). For purposes of these calculations, the net proceeds of the Sale/Leaseback Transaction means the net proceeds of the sale or transfer of the property leased in the Sale/Leaseback Transaction (or, if greater, the fair value of that property at the time of the Sale/Leaseback Transaction as determined by ConocoPhillips' board of directors).

      Glossary

      "Attributable Debt" means the present value of the rental payments during the remaining term of the lease included in the Sale/Leaseback Transaction. To determine that present value, we use a discount rate equal to the lease rate of the Sale/Leaseback Transaction. For these purposes, rental payments do not include any amounts required to be paid for taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights. In the case of any lease that the lessee may terminate by paying a penalty, if the net amount (including payment of the penalty) would be reduced if the lessee terminated the lease on the first date that it could be terminated, then this lower net amount will be used.

      "Consolidated Adjusted Net Assets" means the total amount of assets of ConocoPhillips and its consolidated subsidiaries less:

      - all current liabilities (excluding liabilities that are extendable or renewable at ConocoPhillips' option to a date more than 12 months after the date of calculation and excluding current maturities of long-term debt); and

      -     total prepaid expenses and deferred charges.

ConocoPhillips will calculate its Consolidated Adjusted Net Assets based on its most recent quarterly balance sheet.

      "Debt" means all notes, bonds, debentures or similar evidences of debt for money borrowed.

      "Funded Debt" means all Debt that matures on or is renewable to a date more than one year after the date the Debt is incurred.

      "Principal Domestic Subsidiary" means each of Conoco, Phillips and any Subsidiary (1) that has substantially all its assets in the United States, (2) that owns a Principal Property and (3) in which ConocoPhillips' capital investment, together with any intercompany loans to that Subsidiary and any debt of that Subsidiary guaranteed by ConocoPhillips or any other Subsidiary, exceeds $100 million.

      "Principal Property" means any oil or gas producing property located onshore or offshore of the United States or any refinery or manufacturing plant located in the United States. This term excludes any property, refinery or plant that in the opinion of ConocoPhillips' board of directors is not materially important to the total business conducted by ConocoPhillips and its consolidated subsidiaries. This term also excludes any transportation or marketing facilities or assets.

      "Sale/Leaseback Transaction" means any arrangement with anyone under which ConocoPhillips or a Subsidiary leases any Principal Property that ConocoPhillips or that Subsidiary has sold or transferred or will sell or transfer to that person. This term excludes the following:

      -     temporary leases for a term of not more than three years;

      -     intercompany leases;

      - leases of a Principal Property executed by the time of or within 12 months after the latest of the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the Principal Property; and

      - arrangements under any provision of law with an effect similar to the former Section 168(f)(8) of the Internal Revenue Code of 1954.

      "Subsidiary" means an entity at least a majority of the outstanding voting stock of which is owned, directly or indirectly, by ConocoPhillips or by one or more other Subsidiaries, or by ConocoPhillips and one or more other Subsidiaries.

PROVISIONS APPLICABLE SOLELY TO SUBORDINATED DEBT SECURITIES

      RANKING. The subordinated debt securities will rank junior to all Senior Debt of ConocoPhillips and may rank equally with or senior to other subordinated debt of ConocoPhillips that may be outstanding from time to time.

      SUBORDINATION. Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt. Unless we inform you otherwise in the prospectus supplement, ConocoPhillips may not make any payment of principal of or any premium or interest on the subordinated debt securities if it fails to pay the principal, interest, premium or any other amounts on any Senior Debt when due.

      The subordination does not affect ConocoPhillips' obligation, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.

      The subordinated indenture does not limit the amount of Senior Debt that ConocoPhillips may incur. As a result of the subordination of the subordinated debt securities, if ConocoPhillips becomes insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

      Unless we inform you otherwise in the prospectus supplement, "Senior Debt" will mean all debt, including guarantees, of ConocoPhillips, unless the debt states that it is not senior to the subordinated debt securities or other junior debt of ConocoPhillips. Senior Debt with respect to a series of subordinated debt securities could include other series of debt securities issued under the subordinated indenture.

                          DESCRIPTION OF CAPITAL STOCK

      The following description of ConocoPhillips' common stock, preferred stock, certificate of incorporation and bylaws is a summary only and is subject to the complete text of ConocoPhillips' certificate of incorporation and bylaws and the rights agreement ConocoPhillips has entered into with Mellon Investor Services LLC, as rights agent, which we have filed as exhibits to the registration statement. You should read those documents for provisions that may be important to you.

      ConocoPhillips is authorized to issue 2.5 billion shares of common stock, par value $0.01 per share, and 500 million shares of preferred stock, par value $0.01 per share.

COMMON STOCK

      Each holder of ConocoPhillips common stock is entitled to one vote per share in the election of directors and on all other matters submitted to the vote of stockholders. However, except as otherwise required by law, holders of ConocoPhillips common stock are not entitled to vote on any amendment to ConocoPhillips' certificate of incorporation that relates solely to the terms of any series of ConocoPhillips preferred stock if holders of the ConocoPhillips preferred stock are entitled to vote on the amendment under ConocoPhillips' certificate of incorporation or Delaware law. There are no cumulative voting rights, meaning that the holders of a majority of the shares of ConocoPhillips common stock voting for the election of directors can elect all of the directors standing for election.

      Subject to the rights of the holders of any ConocoPhillips preferred stock that may be outstanding from time to time, each share of ConocoPhillips common stock will have an equal and ratable right to receive dividends as may be declared by the ConocoPhillips board of directors out of funds legally available for the payment of dividends, and, in the event of the liquidation, dissolution or winding up of ConocoPhillips, will be entitled to share equally and ratably in the assets available for distribution to ConocoPhillips stockholders. No holder of ConocoPhillips common stock will have any preemptive or other subscription rights to purchase or subscribe for any securities of ConocoPhillips.

      ConocoPhillips common stock is traded on the New York Stock Exchange under the trading symbol "COP." The transfer agent for the common stock is Mellon Investor Services LLC.

PREFERRED STOCK

      ConocoPhillips' board of directors has the authority, without stockholder approval, to issue up to 500 million shares of preferred stock in one or more series and to fix the number of shares and terms of each series. The board may determine the designation and other terms of each series, including, among others:

      -     dividend rights;

      -     voting powers;

      -     preemptive rights;

      -     conversion rights;

      -     redemption rights; and

      -     liquidation preferences.

      The prospectus supplement relating to any series of preferred stock ConocoPhillips is offering will include specific terms relating to the offering and the name of any transfer agent for that series. We will file the form of the preferred stock with the SEC before we issue any of it, and you should read it for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

      -     the title of the preferred stock;

      -     the maximum number of shares of the series;

      - the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative;

      -     any liquidation preference;

      -     any optional redemption provisions;

      - any sinking fund or other provisions that would obligate us to redeem or purchase the preferred stock;

      - any terms for the conversion or exchange of the preferred stock for other securities of us or any other entity;

      - whether ConocoPhillips has elected to issue depositary shares with respect to the preferred stock as described below under "Description of Depositary Shares";

      -     any voting rights; and

      - any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares.

      The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of ConocoPhillips' common stock. It also could affect the likelihood that holders of the common stock will receive dividend payments and payments upon liquidation.

      For purposes of the rights plan described below, ConocoPhillips' board of directors has designated 10 million shares of preferred stock to constitute the Series A Junior Participating Preferred Stock. ConocoPhillips Series A preferred stock will be issuable only in connection with the exercise of rights under the rights plan. For a description of the rights plan, please read " -- Stockholder Rights Plan."

      Each share of ConocoPhillips Series A preferred stock will be entitled to a minimum preferential quarterly dividend payment per share of the greater of $1 or 100 times the dividend declared per share of ConocoPhillips common stock. In the event of the liquidation, dissolution or winding up of ConocoPhillips, the holders of ConocoPhillips Series A preferred stock will be entitled to a minimum preferential liquidation payment per share equal to the greater of $100 (plus all accrued and unpaid dividends) or 100 times the liquidation payment made per share of ConocoPhillips common stock. Each share of ConocoPhillips Series A preferred stock will have 100 votes on all matters submitted to a vote of ConocoPhillips stockholders, voting together with the ConocoPhillips common stock. In the event of any merger, consolidation or other transaction in which shares of ConocoPhillips common stock are exchanged for securities, cash and/or any other property, each share of ConocoPhillips Series A preferred stock will be entitled to receive 100 times the amount of securities, cash and/or other properties received per share of ConocoPhillips common stock. These rights will be protected by customary antidilution provisions.

ANTI-TAKEOVER PROVISIONS OF CONOCOPHILLIPS' CERTIFICATE OF INCORPORATION AND BYLAWS

      ConocoPhillips' certificate of incorporation and bylaws contain provisions that could delay or make more difficult the acquisition of control of ConocoPhillips through a hostile tender offer, open market purchases, proxy contest, merger or other takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price of ConocoPhillips' common stock.

      AUTHORIZED BUT UNISSUED STOCK

      ConocoPhillips has 2.5 billion authorized shares of common stock and 500 million authorized shares of preferred stock. One of the consequences of ConocoPhillips' authorized but unissued common stock and undesignated preferred stock may be to enable ConocoPhillips' board of directors to make more difficult or to discourage an attempt to obtain control of ConocoPhillips. If, in the exercise of its fiduciary obligations, ConocoPhillips' board of directors determined that a takeover proposal was not in ConocoPhillips' best interest, the board could authorize the issuance of those shares without stockholder approval, subject to limits imposed by the New York Stock Exchange. The shares could be issued in one or more transactions that might prevent or make the completion of a proposed change of control transaction more difficult or costly by:

      - diluting the voting or other rights of the proposed acquiror or insurgent stockholder group;

      - creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board; or

      - effecting an acquisition that might complicate or preclude the takeover.

      In this regard, ConocoPhillips' certificate of incorporation grants its board of directors broad power to establish the rights and preferences of the authorized and unissued preferred stock. ConocoPhillips' board could establish one or more series of preferred stock that entitle holders to:

      -     vote separately as a class on any proposed merger or consolidation;

      - cast a proportionately larger vote together with ConocoPhillips common stock on any transaction or for all purposes;

      - elect directors having terms of office or voting rights greater than those of other directors;

      - convert preferred stock into a greater number of shares of ConocoPhillips common stock or other securities;

      - demand redemption at a specified price under prescribed circumstances related to a change of control of ConocoPhillips; or

      -     exercise other rights designed to impede a takeover.

      STOCKHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS OF STOCKHOLDERS

      ConocoPhillips' certificate of incorporation provides that no action that is required or permitted to be taken by its stockholders at any annual or special meeting may be taken by written consent of stockholders in lieu of a meeting, and that special meetings of stockholders may be called only by the board of directors or the chairman of the board.

      STAGGERED BOARD OF DIRECTORS

      ConocoPhillips' certificate of incorporation divides the board of directors into three classes, as nearly equal in number as possible, serving staggered three-year terms. The classification of the board of directors has the effect of requiring at least two annual stockholder meetings, instead of one, to effect a change in a majority of the board of directors.

      REMOVAL OF DIRECTORS

      Directors may only be removed for cause by a vote of a majority of the voting power of ConocoPhillips' outstanding voting stock. A vacancy on ConocoPhillips' board of directors may be filled by a vote of a majority of the directors in office or by the stockholders if that vacancy resulted from the action of stockholders (in which case that vacancy may not be filled by the directors).

      ADVANCE NOTICE PROCEDURE FOR DIRECTOR NOMINATIONS AND STOCKHOLDER
PROPOSALS

      ConocoPhillips' bylaws provide the manner in which stockholders may give notice of stockholder nominations and other business to be brought before an annual meeting. In general, to bring a matter before an annual meeting or to nominate a candidate for director, a stockholder must give notice of the proposed matter or nomination not less than 90 and not more than 120 days prior to the first anniversary date of the immediately preceding meeting. If the annual meeting is not within 30 days before or after the anniversary date of the preceding annual meeting, the stockholder notice must be received no later than the later of (1) 90 days prior to the anniversary date or (2) the close of business on the 10th day following the day on which notice of the annual meeting was mailed or first publicly disclosed, whichever first occurs.

      These procedures may limit the ability of stockholders to nominate candidates for director and bring other business before a stockholders meeting, including the consideration of any transaction that could result in a change of control and that might result in a premium to ConocoPhillips' stockholders.

      FAIR PRICE PROVISION

      ConocoPhillips' certificate of incorporation requires that specified business combinations involving a person or entity that beneficially owns 15% or more of the outstanding shares of ConocoPhillips voting stock or that is an affiliate of that person, which we refer to as a related person, must be approved by (1) at least 80% of the votes entitled to be cast by the voting stock and (2) at least 66-2/3% of the votes entitled to be cast by the voting stock other than voting stock owned by the related person. These supermajority requirements do not apply if:

      - a majority of the directors who are unaffiliated with the related person and who were in office before the related person became a related person approve the transaction; or

      - specified fair price conditions are met that in general provide that the payment received by the stockholders in the business combination is not less than the amount the related person paid or agreed to pay for any shares of ConocoPhillips' voting stock acquired within one year of the business combination.

      AMENDMENT OF CERTIFICATE OF INCORPORATION AND BYLAWS

      Amendments to ConocoPhillips' certificate of incorporation generally must be approved by the board of directors and by a majority of the outstanding stock entitled to vote on the amendment, and, if applicable, by majority of the outstanding stock of each class or series entitled to vote on the amendment as a class or series.

      Under the ConocoPhillips' certificate of incorporation, the affirmative vote of shares representing not less than 80% of the votes entitled to be cast by the voting stock is required to alter, amend or adopt any provision inconsistent with or repeal the provisions that, among others, (1) control the constitution of the board of directors, (2) deny stockholders the right to call a special meeting or to act by written consent, (3) limit or eliminate the liability of directors to ConocoPhillips and (4) set the 80% supermajority threshold applicable with respect to the provisions above.

      Additionally, the affirmative vote of shares representing (1) not less than 80% of the votes entitled to be cast by the voting stock, voting together as a single class, and (2) not less than 66-2/3% of the votes entitled to be case by the voting stock not owned, directly or indirectly, by any related person is required to amend, repeal, or adopt any provisions inconsistent with, the fair price provision described above.

      ConocoPhillips' bylaws have similar supermajority vote requirements for provisions relating to, among others, special stockholder meetings; prohibition on action by stockholder written consent; nominating directors and bringing business before an annual stockholder meeting; the number, classification and qualification of directors; filling vacancies on the board of directors; and removing directors.

STOCKHOLDER RIGHTS PLAN

      ConocoPhillips has entered into a rights agreement with Mellon Investor Services LLC, as rights agent. As with most rights agreements, the terms of the ConocoPhillips rights agreement are complex and not easily summarized, particularly as they relate to the acquisition of ConocoPhillips common stock and to the exercisability of the rights. Accordingly, this summary may not contain all of the information that is important to you, and is qualified in its entirety by reference to the ConocoPhillips rights agreement, which we have filed as an exhibit to the registration statement.

      Under the terms of the rights agreement, each share of common stock has attached to it a right to purchase one one-hundredth of a share of ConocoPhillips Series A preferred stock. The purchase price per one-hundredth of a share of Series A preferred stock under the rights agreement is $300.

      Initially, the rights under the ConocoPhillips rights agreement will be attached to certificates representing ConocoPhillips common stock and no separate certificates representing the rights will be distributed. The rights will separate from the ConocoPhillips common stock and be represented by separate certificates at the earlier of (1) the first date of a public announcement that a person has acquired 15% or more of the outstanding ConocoPhillips common stock or (2) the date as may be determined by the ConocoPhillips board of directors after the commencement by a person of a tender offer or exchange offer for 15% or more of the outstanding ConocoPhillips common stock.

      After the rights separate from the ConocoPhillips common stock, certificates representing the rights will be mailed to record holders of ConocoPhillips common stock. Once distributed, the rights certificates alone will represent the rights.

      The rights will not be exercisable until the date the rights separate from the ConocoPhillips common stock. The rights will expire on the tenth anniversary of the date of the ConocoPhillips rights agreement unless earlier redeemed or exchanged by ConocoPhillips.

      If an acquiror obtains beneficial ownership of 15% or more of ConocoPhillips common stock, then each right will be adjusted so that it will entitle the holder (other than the acquiror, whose rights will become void) to purchase a number of shares of ConocoPhillips common stock equal to two times the exercise price of the right.

      If an acquiror obtains beneficial ownership of 15% or more of ConocoPhillips common stock and any of the following occurs:

      -     ConocoPhillips merges into or consolidates with another entity,

      - an acquiring entity merges into ConocoPhillips with ConocoPhillips as the surviving entity and the outstanding shares of ConocoPhillips common stock are converted into cash, property or securities, or

      -     ConocoPhillips sells more than 50% of its assets or earning power,

then each right will entitle the holder to purchase a number of shares of common stock of the acquiror having a then-current market value (as defined in the ConocoPhillips rights agreement) of twice the exercise price of the right.

      In the event of a public announcement of an acquiror obtaining beneficial ownership of 15% or more of the outstanding shares of ConocoPhillips common stock (but only if the beneficial ownership of the acquiror is less than 50%), the ConocoPhillips board of directors may, at its option, exchange all or a part of the outstanding rights for ConocoPhillips common stock at an exchange ratio of one share of ConocoPhillips common stock per right, adjusted to reflect stock splits, stock dividends or similar transactions.

      The ConocoPhillips board of directors may, at its option, redeem the rights, in whole but not in part, at any time prior to the time an acquiror obtains beneficial ownership of 15% or more of the outstanding shares of ConocoPhillips common stock. The redemption price is $.01 per right, adjusted to reflect stock splits, stock dividends or similar transactions. ConocoPhillips may, at its option, pay the redemption price in cash, common stock or other consideration as deemed appropriate by the ConocoPhillips board of directors.

      The terms of the rights may be amended by the ConocoPhillips board of directors without the consent of the holders of the rights, except that, after an acquiror obtains 15% or more of ConocoPhillips common stock, the ConocoPhillips rights agreement may not be amended in any manner that would adversely affect the interests of the rights holders.

      The ConocoPhillips rights agreement contains provisions that have anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire ConocoPhillips on terms not approved by the ConocoPhillips board of directors. However, since the rights may either be redeemed or otherwise made inapplicable by ConocoPhillips prior to an acquiror obtaining beneficial ownership of 15% or more of ConocoPhillips common stock, the rights should not interfere with any merger or business combination approved by the ConocoPhillips board of directors prior to that occurrence. In addition, the rights should not interfere with a proxy contest.

LIMITATION OF LIABILITY OF DIRECTORS

      To the fullest extent permitted by Delaware law, ConocoPhillips' directors will not be personally liable to ConocoPhillips or its stockholders for monetary damages for breach of fiduciary duty as a director. Delaware law currently permits the elimination of all liability for breach of fiduciary duty, except liability:

      - for any breach of the duty of loyalty to ConocoPhillips or its stockholders;

      - for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

      - for unlawful payment of a dividend or unlawful stock purchases or redemptions; and

      - for any transaction from which the director derived an improper personal benefit.

      As a result, neither ConocoPhillips nor its stockholders have the right, through stockholders' derivative suits on ConocoPhillips' behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.

DELAWARE ANTI-TAKEOVER LAW

      ConocoPhillips is a Delaware corporation and is subject to Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions.
Section 203 prevents an "interested stockholder," which is defined generally as a person owning 15% or more of a corporation's voting stock, or any affiliate or associate of that person, from engaging in a broad range of "business combinations" with the corporation for three years after becoming an interested stockholder unless:

      - the board of directors of the corporation had previously approved either the business combination or the transaction that resulted in the stockholder's becoming an interested stockholder;

      - upon completion of the transaction that resulted in the stockholder's becoming an interested stockholder, that person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned in employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

      - following the transaction in which that person became an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

      Under Section 203, the restrictions described above also do not apply to specific business combinations proposed by an interested stockholder following the announcement or notification of designated extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

      Section 203 may make it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period.

                             DESCRIPTION OF WARRANTS

      ConocoPhillips may issue warrants to purchase any combination of debt securities, common stock, preferred stock, rights or other securities of ConocoPhillips or any other entity. ConocoPhillips may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. ConocoPhillips will issue warrants under one or more warrant agreements between it and a warrant agent that we will name in the prospectus supplement.

      The prospectus supplement relating to any warrants ConocoPhillips is offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

      -     the title of the warrants;

      -     the aggregate number of warrants offered;

      - the designation, number and terms of the debt securities, common stock, preferred stock, rights or other securities purchasable upon exercise of the warrants, and procedures by which the number of securities purchasable may be adjusted;

      -     the exercise price of the warrants;

      -     the dates or periods during which the warrants are exercisable;

      - the designation and terms of any securities with which the warrants are issued;

      - if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

      - if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

      - any minimum or maximum amount of warrants that may be exercised at any one time; and

      - any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

                        DESCRIPTION OF DEPOSITARY SHARES

GENERAL

      ConocoPhillips may elect to offer shares of its preferred stock represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between ConocoPhillips and a bank or trust company we will name in the prospectus supplement.

      Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred stock represented by that depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights. The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Each receipt will represent the applicable interest in a number of shares of a particular series of the preferred stock, which we will describe in the prospectus supplement.

      We have summarized below selected provisions of the deposit agreement, the related depositary shares and depositary receipts evidencing those shares. This summary is not complete. We will file the form of deposit agreement and the form of depositary receipts with the SEC before ConocoPhillips issues any depositary shares, and you should read those documents for provisions that may be important to you.

      A holder of depositary shares will be entitled to receive the whole number of shares of preferred stock underlying those depositary shares. Holders will not be entitled to receive fractional shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

DIVIDENDS AND OTHER DISTRIBUTIONS

      The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders.

      If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders. If the depositary determines that it is not feasible to make such a distribution, it may, with ConocoPhillips' approval, adopt any method that it deems equitable and practicable to effect the distribution, including a sale of the property and distribution of the net proceeds from the sale to the holders.

      The amount distributed in any of the above cases will be reduced by any amount ConocoPhillips or the depositary is required to withhold on account of taxes.

CONVERSION AND EXCHANGE

      If any preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange as described in the prospectus supplement, each record holder of depositary shares will have the right or obligation to convert or exchange those depositary shares in accordance with those provisions.

REDEMPTION OF DEPOSITARY SHARES

      Whenever ConocoPhillips redeems a share of preferred stock held by the depositary, the depositary will redeem on the same redemption date a proportionate number of depositary shares representing the shares of preferred stock redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as ConocoPhillips may determine.

VOTING

      Upon receipt of notice of any meeting at which the holders of the preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the preferred stock, may then instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying that holder's depositary shares. The depositary will try, as far as practicable, to vote the number of shares of preferred stock underlying the depositary shares in accordance with the instructions, and ConocoPhillips will agree to take all reasonable action that the depositary deems necessary to enable the depositary to do so. The depositary will abstain from voting the preferred stock to the extent that it does not receive specific written instructions from holders of depositary shares representing the preferred stock.

RECORD DATE

      Whenever:

      - any cash dividend or other cash distribution becomes payable, any distribution other than cash is made, or any rights, preferences or privileges are offered with respect to the preferred stock, or

      - the depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice, or of the mandatory conversion of or any election by ConocoPhillips to call for the redemption of any preferred stock, the depositary will in each instance fix a record date, which will be the same as the record date for the preferred stock, for the determination of the holders of depositary receipts:

      - who will be entitled to receive the dividend, distribution, rights, preferences or privileges or the net proceeds of any sale, or

      - who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

      ConocoPhillips and the depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that adversely alters the rights of holders of depositary shares in any material respect will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by ConocoPhillips or by the depositary only if all outstanding depositary shares have been redeemed or if a final distribution on the underlying preferred stock has been made to the holders of the depositary shares in connection with the liquidation, dissolution or winding up of ConocoPhillips.

CHARGES OF DEPOSITARY

      ConocoPhillips will pay all charges of the depositary, including:

      - charges in connection with the initial deposit of the preferred stock;

      -     the initial issuance of the depositary receipts;

      - the distribution of information to the holders of depositary receipts with respect to matters on which preferred stock is entitled to vote; and

      - withdrawals of the preferred stock by the holders of depositary receipts or upon redemption or conversion of the preferred stock.

Holders of depositary shares will pay taxes (including any transfer taxes) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of those holders.

RESIGNATION AND REMOVAL OF DEPOSITARY

      The depositary may at any time resign or be removed by ConocoPhillips. Any resignation or removal will become effective upon the acceptance by the depositary's successor of its appointment. If ConocoPhillips has not appointed a successor depositary and the successor depositary has not accepted its appointment within 60 days after the depositary delivered a resignation notice to ConocoPhillips, the depositary may terminate the deposit agreement.

                     DESCRIPTION OF STOCK PURCHASE CONTRACTS
                            AND STOCK PURCHASE UNITS

      ConocoPhillips may issue stock purchase contracts, including contracts obligating holders to purchase from ConocoPhillips, and ConocoPhillips to sell to the holders, or for ConocoPhillips to issue in exchange for other securities, a specified number of shares of ConocoPhillips common stock or preferred stock (or a range of numbers of shares in accordance with a predetermined formula) at a future date or dates or upon the occurrence of specified events. The price per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

      ConocoPhillips may issue the stock purchase contracts separately or as a part of units, often known as stock purchase units, consisting of a stock purchase contract and any combination of:

      - senior debt securities or subordinated debt securities of ConocoPhillips,

      - debt obligations of third parties, including U.S. Treasury securities, or

      -     trust preferred securities of a ConocoPhillips trust,

securing the holder's obligations to purchase the common stock or preferred stock under the stock purchase contracts.

      The stock purchase contracts may require ConocoPhillips to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner, and in specified circumstances ConocoPhillips may deliver newly issued prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing that holder's obligations under the original stock purchase contract.

      The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. That description will not be complete. For more information, you should review the stock purchase contracts and, if applicable, the collateral arrangements and depositary arrangements relating to those stock purchase contracts or stock purchase units and any prepaid securities and the document under which the prepaid securities will be issued. We will file forms of these documents with the SEC before ConocoPhillips issues any stock purchase contracts or stock purchase units and, if applicable, prepaid securities.

                  DESCRIPTION OF THE TRUST PREFERRED SECURITIES

TRUST PREFERRED SECURITIES

      GENERAL

      Each ConocoPhillips trust may issue only one series of trust preferred securities. The amended and restated declaration of trust of each trust will authorize that trust to issue one series of trust preferred securities of that trust. We have summarized selected provisions of the trust preferred securities below. This summary is not complete. We have filed the form of amended and restated declaration of trust providing for the trust preferred securities with the SEC as an exhibit to the registration statement, and you should read that document for provisions that may be important to you. Please read "About the ConocoPhillips Trusts" for additional information about the trusts.

      The prospectus supplement relating to trust preferred securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

      -     the designation of the trust preferred securities;

      -     the number of trust preferred securities issued by the trust;

      - the annual distribution rate (or the method for determining the rate), the distribution payment dates, the record dates for distribution payments and the additional amounts, if any, that may be payable with respect to the trust preferred securities;

      - whether distributions will be cumulative and, if so, the dates from which distributions will be cumulative;

      - the amounts that will be paid out of the assets of the trust to the holders of trust preferred securities upon dissolution, winding-up or termination of the trust;

      -     any repurchase or redemption provisions;

      -     any additional voting rights of the trust preferred securities;

      - terms for any conversion or exchange of the trust preferred securities or the debt securities of ConocoPhillips held by that trust into other securities;

      - terms for any distribution of the debt securities to the holders of the trust preferred securities; and

      - any rights to defer distributions on the trust preferred securities by extending the interest payment period on the debt securities.

      We also will describe in the prospectus supplement the material United States federal income tax considerations applicable to any offering of trust preferred securities.

      ConocoPhillips will guarantee the trust preferred securities to the extent described under "Description of the Preferred Securities Guarantees."

      VOTING

      Holders of trust preferred securities will have limited voting rights, relating only to the modification of the trust preferred securities and the exercise of a trust's rights as holder of the debt securities and the preferred securities guarantee. Holders of trust preferred securities will not be able to appoint, remove or replace trustees, except in limited circumstances, or to increase or decrease the number of trustees, because these rights will be vested in the holder of the common securities of the trust. ConocoPhillips will own, directly or indirectly, all of the common securities of each trust.

      DISTRIBUTIONS

      Under each declaration of trust, the property trustee must make distributions on the trust preferred securities of a trust to the extent that the property trustee has cash on hand in the applicable property account to permit such payment. The only funds available for distribution to the holders of the trust preferred securities of a trust will be those received by the property trustee on the debt securities held by the trust. If ConocoPhillips does not make payments on the debt securities, the property trustee will not make corresponding distributions on the trust preferred securities. Under each declaration of trust, if and to the extent ConocoPhillips does make payments on the debt securities, the property trustee will be obligated to make distributions on the preferred and common securities of such trust on a pro rata basis.

      ConocoPhillips will guarantee payment of distributions on the trust preferred securities of a trust as and to the extent described under " -- Trust Preferred Securities Guarantees." A guarantee covers distributions and other payments on the applicable trust preferred securities only if and to the extent that ConocoPhillips has made a payment to the property trustee on the applicable debt securities. If an event of default under the related declaration of trust has occurred and is continuing, any funds available to make payments will be paid first to the holders of the trust preferred securities pro rata based on the aggregate liquidation amount of trust preferred securities held by those holders in relation to the aggregate liquidation amount of all the outstanding trust preferred securities. In that case, the holder of common securities of a trust would receive payments only after satisfaction of all amounts owed to the holders of trust preferred securities.

      EVENTS OF DEFAULT

      If an event of default under the declaration of trust has occurred and is continuing, the holders of a majority in liquidation amount of the trust preferred securities may direct the property trustee to enforce the available rights under the related declaration of trust, including rights available to the property trustee as a holder of the applicable series of debt securities. If the property trustee fails to enforce those rights, any holder of the related trust preferred securities may provide written notice to the property trustee that the holder will enforce those rights and, 30 days after submitting that request, the holder may enforce those rights directly against ConocoPhillips to the fullest extent permitted by law without first instituting any legal proceeding against the property trustee or any other person.

      If an event of default under the applicable declaration of trust has occurred and is continuing and results from ConocoPhillips' failure to make payments on the applicable series of debt securities when due, then any holder of the trust preferred securities may directly institute a proceeding to enforce those payments on the debt securities in an amount corresponding to the aggregate liquidation amount of that holder's trust preferred securities. If a holder brings a direct action, ConocoPhillips will be entitled to that holder's rights under the applicable declaration of trust to the extent of any payment made by ConocoPhillips to that holder. EXCEPT AS EXPRESSLY PROVIDED IN THE PRECEDING SENTENCES OR IN THE APPLICABLE PROSPECTUS SUPPLEMENT, THE HOLDERS OF THE TRUST PREFERRED SECURITIES WILL NOT BE ABLE TO EXERCISE DIRECTLY ANY OTHER REMEDY AVAILABLE TO THE HOLDERS OF THE APPLICABLE SERIES OF DEBT SECURITIES.

TRUST PREFERRED SECURITIES GUARANTEES

      ConocoPhillips will fully and unconditionally guarantee payments on the trust preferred securities as described in this section. This guarantee covers the following payments:

      - periodic cash distributions on the trust preferred securities out of funds held by the property trustee of the trust;

      -     payments on liquidation of each trust; and

      -     payments on redemption of trust preferred securities of each trust.

      ConocoPhillips will appoint The Bank of New York, as guarantee trustee, to hold the guarantee for the benefit of the holders of trust preferred securities. We have summarized selected provisions of the guarantees below. This summary is not complete. We have filed the form of guarantee with the SEC as an exhibit to the registration statement, and you should read that document for provisions that may be important to you.

      ConocoPhillips will irrevocably and unconditionally agree to pay holders of trust preferred securities in full the following amounts to the extent not paid by the trust:

      - any accumulated and unpaid distributions on the trust preferred securities and any redemption price for trust preferred securities called for redemption by the trust, if and to the extent that ConocoPhillips has made corresponding payments on the debt securities to the property trustee of the trust;

      - payments upon the dissolution, winding-up or termination of the trust equal to the lesser of:

            - the liquidation amount plus all accumulated and unpaid distributions on the trust preferred securities to the extent the trust has funds legally available for those payments, and

            - the amount of assets of the trust remaining legally available for distribution to the holders of trust preferred securities in liquidation of the trust.

      ConocoPhillips will not be required to make these liquidation payments if:

            - the trust distributes the debt securities to the holders of trust preferred securities in exchange for their trust preferred securities; or

            - the trust redeems the trust preferred securities in full upon the maturity or redemption of the debt securities.

      ConocoPhillips may satisfy its obligation to make a guarantee payment either by making payment directly to the holders of trust preferred securities or to the guarantee trustee for remittance to the holders or by causing the applicable trust to make the payment to them.

      Each guarantee is a guarantee from the time of issuance of the applicable series of trust preferred securities. THE GUARANTEE ONLY COVERS, HOWEVER, DISTRIBUTIONS AND OTHER PAYMENTS ON TRUST PREFERRED SECURITIES IF AND TO THE EXTENT THAT CONOCOPHILLIPS HAS MADE CORRESPONDING PAYMENTS ON THE DEBT SECURITIES TO THE APPLICABLE PROPERTY TRUSTEE. IF CONOCOPHILLIPS DOES NOT MAKE THOSE CORRESPONDING PAYMENTS ON THE DEBT SECURITIES, THE TRUST WILL NOT HAVE FUNDS AVAILABLE FOR PAYMENTS AND THAT TRUSTEE WILL NOT MAKE DISTRIBUTIONS ON THE TRUST PREFERRED SECURITIES.

      ConocoPhillips' obligations under the declaration of trust for each trust, the guarantees, the debt securities and the associated indenture taken together will provide a full and unconditional guarantee of payments due on the trust preferred securities.

      COVENANTS OF CONOCOPHILLIPS

      In each guarantee, ConocoPhillips will agree that, as long as any trust preferred securities issued by the applicable trust are outstanding, ConocoPhillips will not make the payments and distributions described below if:

      - it is in default on its guarantee payments or other payment obligations under the related guarantee;

      - any event of default under the applicable declaration of trust has occurred and is continuing; or

      - ConocoPhillips has elected to defer payments of interest on the related debt securities by extending the interest payment period and that deferral period is continuing.

      In these circumstances, ConocoPhillips will agree that it will not:

      - make any payments on or repay, repurchase or redeem any debt security of ConocoPhillips that ranks equally with or junior to the debt securities;

      - make any guarantee payments on any guarantee by ConocoPhillips of the debt securities of any of its subsidiaries if that guarantee ranks equally with or junior to the debt securities; or

      - declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any capital stock of ConocoPhillips, other than:

         - dividends or distributions in its capital stock or options, warrants or rights to subscribe for or purchase its capital stock;

         -  transactions relating to ConocoPhillips' stockholder rights plan;

         - as a result of a reclassification of its capital stock or the exchange or conversion of one class or series of its capital stock for another class or series of its share capital;

         - purchases of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged; and

         - purchases or acquisitions of its capital stock in connection with the satisfaction by it of its obligations under any employee stock-based compensation or benefit plan, dividend reinvestment plan or stock purchase plan.

      In addition, as long as trust preferred securities issued by any trust are outstanding, ConocoPhillips will agree that it will:

      - remain the sole direct or indirect owner of all the outstanding common securities of that trust, except as permitted by the applicable declaration of trust;

      - permit the common securities of that trust to be transferred only as permitted by the declaration of trust; and

      - use reasonable efforts to cause that trust to continue to be treated as a grantor trust for United States federal income tax purposes, except in connection with a distribution of debt securities to the holders of trust preferred securities as provided in the declaration of trust, in which case the trust would be dissolved.

      AMENDMENTS AND ASSIGNMENT

      ConocoPhillips and the guarantee trustee may amend each guarantee without the consent of any holder of trust preferred securities if the amendment does not adversely affect the rights of the holders in any material respect. In all other cases, ConocoPhillips and the guarantee trustee may amend each guarantee only with the prior approval of the holders of a majority in liquidation amount of the trust preferred securities issued by the applicable trust. The manner in which ConocoPhillips will obtain that approval will be described in the prospectus supplement.

      ConocoPhillips may assign its obligations under the guarantees only in connection with a consolidation, merger or asset sale involving ConocoPhillips permitted under the indenture governing the debt securities.

      TERMINATION OF THE GUARANTEE

      Each guarantee will terminate upon:

      - full payment of the redemption price of all trust preferred securities of the applicable trust;

      - distribution of the debt securities, or any securities into which those debt securities are convertible, to the holders of the trust preferred securities and common securities of that trust in exchange for all the securities issued by that trust; or

      -  full payment of the amounts payable upon liquidation of that trust.

      Each guarantee will, however, continue to be effective or will be reinstated if any holder of trust preferred securities must repay any amounts paid on those trust preferred securities or under the guarantee.

      STATUS OF THE GUARANTEE

      ConocoPhillips' obligations under each guarantee will be unsecured and effectively junior to all debt and preferred stock of its subsidiaries. We will specify in the prospectus supplement the ranking of each guarantee with respect to ConocoPhillips' capital stock and other liabilities, including other guarantees. BY YOUR ACCEPTANCE OF THE TRUST PREFERRED SECURITIES, YOU AGREE TO ANY SUBORDINATION PROVISIONS AND OTHER TERMS OF THE RELATED GUARANTEE.

      Each guarantee will be deposited with the guarantee trustee to be held for the benefit of the holders of the trust preferred securities. The guarantee trustee will have the right to enforce the guarantee on behalf of those holders. In most cases, the holders of a majority in liquidation amount of the trust preferred securities issued by the applicable trust will have the right to direct the time, method and place of:

      - conducting any proceeding for any remedy available to the applicable guarantee trustee; or

      - exercising any trust or other power conferred upon that guarantee trustee under the applicable guarantee.

      Each guarantee will constitute a guarantee of payment and not merely of collection. This means that the guarantee trustee may institute a legal proceeding directly against ConocoPhillips to enforce the payment rights under the guarantee without first instituting a legal proceeding against any other person or entity.

      If the guarantee trustee fails to enforce the guarantee or ConocoPhillips fails to make a guarantee payment, a holder of trust preferred securities may institute a legal proceeding directly against ConocoPhillips to enforce that holder's rights under that guarantee without first instituting a legal proceeding against the applicable trust, the guarantee trustee or any other person or entity.

      PERIODIC REPORTS UNDER GUARANTEE

      ConocoPhillips will be required to provide annually to the guarantee trustee a statement as to its performance of its obligations and its compliance with all conditions under the guarantees.

      DUTIES OF GUARANTEE TRUSTEE

      The guarantee trustee normally will perform only those duties specifically set forth in the applicable guarantee. The guarantee does not contain any implied covenants. If a default occurs on a guarantee, the guarantee trustee will be required to use the same degree of care and skill in exercise of its powers under the guarantee as a prudent person would exercise or use under the circumstances in the conduct of that person's own affairs. The guarantee trustee will exercise any of its rights or powers under the guarantee at the request or direction of holders of the applicable series of trust preferred securities only if it is offered security and indemnity satisfactory to it.

      GOVERNING LAW

      New York law will govern the guarantees.

RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, DEBT SECURITIES AND TRUST PREFERRED SECURITIES GUARANTEE

      When taken together, the terms of the trust preferred securities of a ConocoPhillips trust, the debt securities held by that trust and the related preferred securities guarantee provide a full and unconditional guarantee by ConocoPhillips of the payments due on the trust preferred securities. The following summary briefly explains the interrelationship between the trust preferred securities, the debt securities and the guarantee.

THE TRUST WILL BE ABLE TO MAKE PAYMENTS ON THE TRUST PREFERRED SECURITIES ONLY IF CONOCOPHILLIPS MAKES PAYMENTS ON THE DEBT SECURITIES.

      As long as ConocoPhillips makes interest and other payments when due on the debt securities, the trust will have sufficient funds to make distribution and other payments when due on the trust preferred securities for the following reasons:

      - the trust will hold debt securities in an aggregate principal amount equal to the sum of the aggregate stated liquidation amount of the trust preferred securities and the common securities of the trust;

      - the interest rate and payment dates of the debt securities will match the distribution rate and payment dates of the trust preferred securities and the common securities of the trust;

      - the trustees may not cause or permit the trust to engage in any activity that is not consistent with its limited purposes of:

         - issuing and selling the trust preferred securities and the common securities of the trust;

         - investing the proceeds from the sale of those securities in a specific series of ConocoPhillips' debt securities; and

         - engaging in only such other activities as are necessary or incidental to issuing its securities and purchasing and holding ConocoPhillips' debt securities and as are otherwise specifically authorized in the declaration of trust; and

      - ConocoPhillips has agreed to pay for all of the trust's debts and obligations, other than with respect to the trust preferred and trust common securities, and costs and expenses, including the fees and expenses of the trustees.

CONOCOPHILLIPS WILL GUARANTEE THAT PAYMENTS WILL BE MADE ON THE TRUST PREFERRED SECURITIES IF CONOCOPHILLIPS MAKES PAYMENTS ON THE DEBT SECURITIES.

      If ConocoPhillips makes interest or other payments on the debt securities, the property trustee will be obligated to make corresponding distribution or other payments on the trust preferred securities. ConocoPhillips will guarantee such payments if the trust fails to make them. The guarantee only covers distributions and other payments on the trust preferred securities if and to the extent ConocoPhillips has made corresponding payments on the debt securities. The guarantee trustee will have the right to enforce the guarantee on behalf of the holders of the trust preferred securities if ConocoPhillips fails to make any required guarantee payments. If the guarantee trustee fails to enforce the guarantee, you may institute a legal proceeding directly against ConocoPhillips to enforce the guarantee trustee's rights under the guarantee. If ConocoPhillips fails to make a guarantee payment, you may also institute a legal proceeding directly against ConocoPhillips to enforce the guarantee.

THE PROPERTY TRUSTEE MAY INSTITUTE LEGAL PROCEEDINGS AGAINST CONOCOPHILLIPS IF CONOCOPHILLIPS FAILS TO MAKE PAYMENTS ON THE DEBT SECURITIES.

      If ConocoPhillips does not make interest or other payments on the debt securities, the trust will not have funds available to make the corresponding distribution or other payments on the trust preferred securities. The property trustee, as the holder of the debt securities, will have the right to enforce ConocoPhillips' obligations on the debt securities if an event of default under the debt securities occurs. In addition, the holders of a majority in liquidation amount of the trust preferred securities will have the right to direct the property trustee with respect to certain matters under the declaration of trust. If the property trustee fails to enforce its rights, any holder of trust preferred securities may, to the fullest extent permitted by law and after a period of 30 days has elapsed from such holder's written request to the property trustee to enforce such rights, institute a legal proceeding against ConocoPhillips to enforce such rights.

                              PLAN OF DISTRIBUTION

      We may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers or through agents. The prospectus supplement will include the following information:

      -  the terms of the offering;

      -  the names of any underwriters or agents;

      - the purchase price of the securities from us and, if the purchase price is not payable in U.S. dollars, the currency or composite currency in which the purchase price is payable;

      -  the net proceeds to us from the sale of the securities;

      -  any delayed delivery arrangements;

      - any underwriting discounts, commissions and other items constituting underwriters' compensation;

      -  the initial public offering price;

      -  any discounts or concessions allowed or reallowed or paid to dealers;
         and

      -  any commissions paid to agents.

SALE THROUGH UNDERWRITERS OR DEALERS

      If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

      During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

      If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

DIRECT SALES AND SALES THROUGH AGENTS

      We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

      We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

DELAYED DELIVERY CONTRACTS

      If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

GENERAL INFORMATION

      We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with us or perform services for us in the ordinary course of their businesses.

                                  LEGAL MATTERS

      The validity of the offered securities and other matters in connection with any offering of the securities will be passed upon for us by Wayne C. Byers, ConocoPhillips' Senior Counsel, or another of ConocoPhillips' lawyers, and Baker Botts L.L.P., Houston, Texas, our outside counsel, and for us and the ConocoPhillips trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware. Any underwriters will be advised about legal matters relating to any offering by their own legal counsel.

                                     EXPERTS

      The financial statements and the financial statement schedule incorporated in this prospectus by reference to Conoco's Annual Report on Form 10-K for the year ended December 31, 2001, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

      Ernst & Young LLP, independent auditors, have audited the consolidated financial statements and schedule of Phillips included in Phillips' Annual Report on Form 10-K for the year ended December 31, 2001, as amended, as set forth in their report, which is incorporated by reference in this prospectus. Phillips' financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth expenses payable by ConocoPhillips in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee...................................    $ 460,000
Printing expenses......................................         *
Legal fees and expenses................................         *
Accounting fees and expenses...........................         *
Fees and expenses of trustee and counsel...............         *
Rating agency fees.....................................         *
Miscellaneous..........................................         *
                                                           ---------
      Total............................................    $    *
                                                           =========

------------------
*     To be filed by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      ConocoPhillips, Conoco and Phillips

      Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director, but not an officer in his or her capacity as such, to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not limit the liability of a director for (1) any breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) liability under section 174 of the Delaware General Corporation Law for unlawful payment of dividends or stock purchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit. ConocoPhillips' restated certificate of incorporation provides that, to the fullest extent of Delaware law, no ConocoPhillips director shall be liable to ConocoPhillips or ConocoPhillips stockholders for monetary damages for breach of fiduciary duty as a director. Each of Conoco's and Phillips' certificate of incorporation has similar provisions with respect to its directors.

      Under Delaware law, a corporation may indemnify any individual made a party or threatened to be made a party to any type of proceeding, other than an action by or in the right of the corporation, because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding:
(1) if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; or
(2) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any individual made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification will be denied if the individual is found liable to the corporation unless, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and expense advancement is not exclusive of any other rights which may be granted by ConocoPhillips' restated certificate of incorporation or bylaws, a vote of stockholders or disinterested directors, agreement or otherwise.

      Under the Delaware General Corporation Law, termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such person is prohibited from being indemnified.

      ConocoPhillips' bylaws provide for the indemnification and advancement of expenses of any individual made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of ConocoPhillips or is or was a director or officer of ConocoPhillips serving as an officer, director, employee or agent of any other enterprise at the request of ConocoPhillips. Phillips' bylaws have similar provisions. Conoco's bylaws provide for such indemnification and advancement of expenses if such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Conoco and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. However, neither ConocoPhillips, Conoco nor Phillips will indemnify a director or officer who commences any proceeding (except for proceedings to enforce rights of indemnification), unless the commencement of that proceeding was authorized or consented to by the respective company's board of directors.

      ConocoPhillips has agreed to indemnify each present and former director and officer of Conoco, Phillips or any of their subsidiaries, against all costs or expenses, judgments, fines, losses, claims, damages or liabilities in connection with any claim, action, suit, proceeding or investigation brought within six years of the closing of the mergers of Conoco and Phillips with subsidiaries of ConocoPhillips (collectively, the "merger") for acts or omissions, existing or occurring before the merger, to the fullest extent permitted under applicable law.

      Subject to a cap on premiums, for a period of six years after the merger, ConocoPhillips has agreed to maintain a policy of directors' and officers' liability insurance for acts and omissions occurring before the merger with coverage in an amount and scope at least as favorable as Conoco's and Phillips' existing directors' and officers' liability insurance coverage.

      Notwithstanding any other provision, the treatment of past and present directors, officers and employees of either Conoco or Phillips and their respective subsidiaries with respect to elimination of liability, indemnification, advancement of expenses and liability insurance under the merger agreement shall be, in the aggregate, no less advantageous to intended beneficiaries thereof than the corresponding treatment of the past and present directors, officers and employees of the other company and its subsidiaries.

      ConocoPhillips Trusts

      Prior to the issuance of trust preferred securities by a ConocoPhillips trust, the existing declaration of trust pursuant to which such trust is created will be amended and restated to provide that no trustee, or affiliate of any trustee, or officer, director, shareholder, member, partner, employee, representative or agent of any trustee, or employee or agent of such trust or of any of its affiliates (each, an "Indemnified Person") will be liable for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by such amended and restated declaration of trust or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence (or, in the case of the property trustee of such trust, negligence) or willful misconduct with respect to such acts or omissions.

      In addition, such amended and restated declaration of trust shall provide that, to the fullest extent permitted by applicable law, ConocoPhillips shall indemnify and hold harmless each Indemnified Person from and against any loss, liability, expense, damage or claim incurred by such Indemnified Person arising out of or in connection with the acceptance or administration of the trust under such declaration of trust or by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by such declaration of trust, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, liability, expense, damage or claim incurred by such Indemnified Person by reason of gross negligence (or, in the case of the property trustee of the trust, negligence) or willful misconduct with respect to such acts or omissions.

ITEM 16. EXHIBITS*

EXHIBIT NO.      DESCRIPTION
-----------      -----------

2.1      --   Agreement and Plan of Merger, dated as of November 18, 2001, among
              Conoco Inc., Phillips Petroleum Company, ConocoPhillips (formerly named CorvettePorsche Corp.), P Merger Corp. (formerly named
              Porsche Merger Corp.) and C Merger Corp. (formerly named Corvette
              Merger Corp.) (incorporated by reference to Annex A to the Joint
              Proxy Statement/Prospectus included in the Registration Statement of ConocoPhillips on Form S-4, Registration No. 333-74798 (the
              "Registration Statement")).

4.1      --   Restated Certificate of Incorporation of ConocoPhillips
              (incorporated by reference to Exhibit 3.1 to the Current Report of
              ConocoPhillips on Form 8-K filed with the SEC on August 30, 2002,
              SEC File No. 000-49987 (the "Form 8-K")).

4.2      --   By-laws of ConocoPhillips (incorporated by reference to Exhibit
              3.3 to the Form 8-K).

4.3      --   Specimen certificate representing common stock, par value $.01 per share, of ConocoPhillips (incorporated by reference to Exhibit 4.1 to the Registration Statement).

4.4      --   Rights Agreement, dated as of June 30, 2002, between
              ConocoPhillips and Mellon Investor Services LLC, as rights agent, which includes as Exhibit A the form Certificate of Designations of Series A Junior Participating Preferred Stock, as Exhibit B the
              form of Rights Certificate and as Exhibit C the Summary of Rights
              to Purchase Preferred Stock (incorporated by reference to Exhibit
              4.1 to the Form 8-K).

4.5      --   Indenture, dated as of October 9, 2002, among ConocoPhillips, as issuer, Conoco Inc. and Phillips Petroleum Company, as guarantors, and The Bank of New York, as trustee, in respect of senior debt securities of ConocoPhillips (the "Senior Indenture").

4.6      --   Form of Indenture between ConocoPhillips and The Bank of New York, as trustee, in respect of subordinated debt securities of
              ConocoPhillips (the "Subordinated Indenture").

4.7.1    --   Declaration of Trust of ConocoPhillips Trust I.

4.7.2    --   Declaration of Trust of ConocoPhillips Trust II.

4.8      --   Form of Amended and Restated Declaration of Trust.

4.9.1    --   Certificate of Trust of ConocoPhillips Trust I.

4.9.2    --   Certificate of Trust of ConocoPhillips Trust II.

4.10     --   Form of Trust Preferred Security (included in Exhibit 4.8).

4.11     --   Form of Trust Preferred Securities Guarantee of ConocoPhillips.

5.1      --   Opinion of Baker Botts L.L.P. with respect to legality of the securities offered hereby (other than the trust preferred
              securities of ConocoPhillips Trust I and ConocoPhillips Trust II).

5.2.1    --   Opinion of Richards, Layton & Finger, P.A. with respect to the legality of the trust preferred securities of ConocoPhillips Trust
              I.

5.2.2    --   Opinion of Richards, Layton & Finger, P.A. with respect to the legality of the trust preferred securities of ConocoPhillips Trust
              II.

+12.1    --   Computation of ratio of earnings to fixed charges of Conoco Inc.

+12.2    --   Computation of ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends of Phillips Petroleum Company.

+12.3    --   Computation of pro forma ratio of earnings to fixed charges and pro forma ratio of earnings to combined fixed charges and
              preferred stock dividends of ConocoPhillips.

23.1     --   Consent of PricewaterhouseCoopers LLP.

23.2     --   Consent of Ernst & Young LLP.

23.3     --   Consent of Baker Botts L.L.P. (contained in Exhibit 5.1).

23.4     --   Consent of Richards, Layton & Finger, P.A. (contained in Exhibits
              5.2.1 and 5.2.2).

24.1     --   Powers of Attorney of directors and officers of Conoco Inc. and
              Phillips Petroleum Company (included on the signature pages of the
              Registration Statement).

24.2     --   Powers of Attorney of directors and officers of ConocoPhillips.

25.1     --   Statement of Eligibility and Qualification under the Trust
              Indenture Act of 1939, as amended, of The Bank of New York, as trustee under the Senior Indenture.

25.2     --   Statement of Eligibility and Qualification under the Trust
              Indenture Act of 1939, as amended, of The Bank of New York, as trustee under the Subordinated Indenture.

25.3.1   --   Statement of Eligibility and Qualification under the Trust
              Indenture Act of 1939, as amended, of The Bank of New York, as property trustee, relating to ConocoPhillips Trust I.

25.3.2   --   Statement of Eligibility and Qualification under the Trust
              Indenture Act of 1939, as amended, of The Bank of New York, as property trustee, relating to ConocoPhillips Trust II.

25.4.1   --   Statement of Eligibility and Qualification under the Trust
              Indenture Act of 1939, as amended, of The Bank of New York, as guarantee trustee, relating to ConocoPhillips Trust I.

25.4.2   --   Statement of Eligibility and Qualification under the Trust
              Indenture Act of 1939, as amended, of The Bank of New York, as guarantee trustee, relating to ConocoPhillips Trust II.

-----------------

* ConocoPhillips will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock, warrants, depositary shares or stock purchase contracts, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby and (iv) any required opinion of counsel to ConocoPhillips as to certain tax matters relative to the securities offered hereby.

+     To be filed by amendment.

ITEM 17.  UNDERTAKINGS

(a)   The undersigned Registrants hereby undertake:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            provided, however, that the undertakings set forth in paragraphs
            (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by a Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
      Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)   The undersigned Registrants hereby undertake that:

      (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 12, 2002.

                                    CONOCOPHILLIPS

                                    By:  /s/ John A. Carrig
                                       ------------------------------------
                                       John A. Carrig
                                       Executive Vice President, Finance,
                                       and Chief Financial Officer

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON NOVEMBER 12, 2002.

                SIGNATURE                          TITLE
                ---------                          -----

            /s/ J. J. Mulva*              Chief Executive Officer, President and Director
--------------------------------------    (Principal Executive Officer)
               J. J. Mulva

           /s/ John A. Carrig             Executive Vice President, Finance, and
--------------------------------------    Chief Financial Officer
             John A. Carrig               (Principal Financial Officer)

           /s/ Rand C. Berney*            Vice President and Controller
--------------------------------------    (Principal Accounting Officer)
             Rand C. Berney

         /s/ Archie W. Dunham**           Chairman of the Board and Director
--------------------------------------
            Archie W. Dunham

       /s/ Richard A. Auchinleck**        Director
--------------------------------------
          Richard A. Auchinleck

        /s/ Norman R. Augustine*          Director
--------------------------------------
           Norman R. Augustine

           /s/ David L. Boren*            Director
--------------------------------------
             David L. Boren

       /s/ Kenneth M. Duberstein**        Director
--------------------------------------
          Kenneth M. Duberstein

          /s/ Ruth R. Harkin**            Director
--------------------------------------
             Ruth R. Harkin

          /s/ Larry D. Horner*            Director
--------------------------------------
             Larry D. Horner

         /s/ Charles C. Krulak**          Director
--------------------------------------
            Charles C. Krulak

        /s/ Frank A. McPherson**          Director
--------------------------------------
           Frank A. McPherson

         /s/ William K. Reilly**          Director
--------------------------------------
            William K. Reilly

         /s/ William R. Rhodes**          Director
--------------------------------------
            William R. Rhodes

          /s/ J. Stapleton Roy*           Director
--------------------------------------
            J. Stapleton Roy

         /s/ Randall L. Tobias*           Director
--------------------------------------
            Randall L. Tobias

       /s/ Victoria J. Tschinkel*         Director
--------------------------------------
          Victoria J. Tschinkel

         /s/ Kathryn C. Turner*           Director
--------------------------------------
            Kathryn C. Turner

*By:       /s/ John A. Carrig
    ----------------------------------
             John A. Carrig
            Attorney-in-fact

**By:    /s/ Rick A. Harrington
     ---------------------------------
           Rick A. Harrington
            Attorney-in-fact

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 12, 2002.

                                    CONOCO INC.

                                    By:  /s/ John A. Carrig
                                       ---------------------------------------
                                       John A. Carrig
                                       Executive Vice President, Finance, and
                                       Chief Financial Officer

                                POWER OF ATTORNEY

      Each person whose signature appears below appoints John A. Carrig, Rick A. Harrington and Rand C. Berney, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, of Conoco Inc., to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), and all documents or instruments necessary or appropriate to enable Conoco Inc. to comply with the Securities Act, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON NOVEMBER 12, 2002.

           SIGNATURE                               TITLE
           ---------                               -----

       /s/  J. J. Mulva               President and Chief Executive Officer
------------------------------        (Principal Executive Officer)
          J. J. Mulva

     /s/   John A. Carrig             Executive Vice President, Finance, and
------------------------------        Chief Financial Officer and Director
        John A. Carrig                (Principal Financial Officer)

     /s/   Rand C. Berney             Vice President and Controller
------------------------------        (Principal Accounting Officer)
        Rand C. Berney

   /s/   Rick A. Harrington           Director
------------------------------
      Rick A. Harrington

    /s/   Thomas C. Knudson           Director
------------------------------
       Thomas C. Knudson

      /s/   John E. Lowe              Director
------------------------------
         John E. Lowe

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 12, 2002.

                                    PHILLIPS PETROLEUM COMPANY

                                    By:  /s/ John A. Carrig
                                       ---------------------------------------
                                       John A. Carrig
                                       Executive Vice President, Finance, and
                                       Chief Financial Officer

                                POWER OF ATTORNEY

      Each person whose signature appears below appoints John A. Carrig, Rick A. Harrington and Rand C. Berney, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, of Phillips Petroleum Company, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), and all documents or instruments necessary or appropriate to enable Phillips Petroleum Company to comply with the Securities Act, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON NOVEMBER 12, 2002.

           SIGNATURE                              TITLE
           ---------                              -----

       /s/   J. J. Mulva              President and Chief Executive Officer
------------------------------        (Principal Executive Officer)
          J. J. Mulva

     /s/   John A. Carrig             Executive Vice President, Finance, and
------------------------------        Chief Financial Officer and Director
        John A. Carrig                (Principal Financial Officer)

     /s/   Rand C. Berney             Vice President and Controller
------------------------------        (Principal Accounting Officer)
        Rand C. Berney

   /s/   Rick A. Harrington           Director
------------------------------
      Rick A. Harrington

    /s/   Thomas C. Knudson           Director
------------------------------
       Thomas C. Knudson

      /s/   John E. Lowe              Director
------------------------------
         John E. Lowe

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 12, 2002.

                                    CONOCOPHILLIPS TRUST I

                                    By:  CONOCOPHILLIPS, as Sponsor

                                    By:  /s/ John A. Carrig
                                       ---------------------------------------
                                       John A. Carrig
                                       Executive Vice President, Finance, and
                                       Chief Financial Officer

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 12, 2002.

                                    CONOCOPHILLIPS TRUST II

                                    By: CONOCOPHILLIPS, as Sponsor

                                    By:  /s/ John A. Carrig
                                       --------------------------------------
                                       John A. Carrig
                                       Executive Vice President, Finance, and
                                       Chief Financial Officer
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                                 EXHIBIT INDEX*

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EXHIBIT NO.       DESCRIPTION
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2.1      --   Agreement and Plan of Merger, dated as of November 18, 2001, among
              Conoco Inc., Phillips Petroleum Company, ConocoPhillips (formerly named CorvettePorsche Corp.), P Merger Corp. (formerly named Porsche Merger Corp.) and C Merger Corp. (formerly named Corvette Merger Corp.) (incorporated by reference to Annex A to the Joint Proxy Statement/Prospectus included in the Registration Statement of ConocoPhillips on Form S-4, Registration No. 333-74798 (the "Registration Statement")).

4.1      --   Restated Certificate of Incorporation of ConocoPhillips
              (incorporated by reference to Exhibit 3.1 to the Current Report of ConocoPhillips on Form 8-K filed with the SEC on August 30, 2002,
              SEC File No. 000-49987 (the "Form 8-K")).

4.2      --   By-laws of ConocoPhillips (incorporated by reference to Exhibit
              3.3 to the Form 8-K).

4.3      --   Specimen certificate representing common stock, par value $.01 per share, of ConocoPhillips (incorporated by reference to Exhibit 4.1 to the Registration Statement).

4.4      --   Rights Agreement, dated as of June 30, 2002, between
              ConocoPhillips and Mellon Investor Services LLC, as rights agent, which includes as Exhibit A the form Certificate of Designations of Series A Junior Participating Preferred Stock, as Exhibit B the form of Rights Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Stock (incorporated by reference to Exhibit
              4.1 to the Form 8-K).

4.5      --   Indenture, dated as of October 9, 2002, among ConocoPhillips, as issuer, Conoco Inc. and Phillips Petroleum Company, as guarantors, and The Bank of New York, as trustee, in respect of senior debt securities of ConocoPhillips (the "Senior Indenture").

4.6      --   Form of Indenture between ConocoPhillips and The Bank of New York, as trustee, in respect of subordinated debt securities of ConocoPhillips (the "Subordinated Indenture").

4.7.1    --   Declaration of Trust of ConocoPhillips Trust I.

4.7.2    --   Declaration of Trust of ConocoPhillips Trust II.

4.8      --   Form of Amended and Restated Declaration of Trust.

4.9.1    --   Certificate of Trust of ConocoPhillips Trust I.

4.9.2    --   Certificate of Trust of ConocoPhillips Trust II.

4.10     --   Form of Trust Preferred Security (included in Exhibit 4.8).

4.11     --   Form of Trust Preferred Securities Guarantee of ConocoPhillips.

5.1      --   Opinion of Baker Botts L.L.P. with respect to legality of the securities offered hereby (other than the trust preferred securities of ConocoPhillips Trust I and ConocoPhillips Trust II).

5.2.1    --   Opinion of Richards, Layton & Finger, P.A. with respect to the legality of the trust preferred securities of ConocoPhillips Trust
              I.

5.2.2    --   Opinion of Richards, Layton & Finger, P.A. with respect to the legality of the trust preferred securities of ConocoPhillips Trust
              II.
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+12.1    --   Computation of ratio of earnings to fixed charges of Conoco Inc.

+12.2    --   Computation of ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends of Phillips Petroleum Company.

+12.3    --   Computation of pro forma ratio of earnings to fixed charges and pro forma ratio of earnings to combined fixed charges and preferred stock dividends of ConocoPhillips.

23.1     --   Consent of PricewaterhouseCoopers LLP.

23.2     --   Consent of Ernst & Young LLP.

23.3     --   Consent of Baker Botts L.L.P. (contained in Exhibit 5.1).

23.4     --   Consent of Richards, Layton & Finger, P.A. (contained in Exhibits
              5.2.1 and 5.2.2).

24.1     --   Powers of Attorney of directors and officers of Conoco Inc. and
              Phillips Petroleum Company (included on the signature pages of the Registration Statement).

24.2     --   Powers of Attorney of directors and officers of ConocoPhillips.

25.1     --   Statement of Eligibility and Qualification under the Trust
              Indenture Act of 1939, as amended, of The Bank of New York, as trustee under the Senior Indenture.

25.2     --   Statement of Eligibility and Qualification under the Trust
              Indenture Act of 1939, as amended, of The Bank of New York, as trustee under the Subordinated Indenture.

25.3.1   --   Statement of Eligibility and Qualification under the Trust
              Indenture Act of 1939, as amended, of The Bank of New York, as property trustee, relating to ConocoPhillips Trust I.

25.3.2   --   Statement of Eligibility and Qualification under the Trust
              Indenture Act of 1939, as amended, of The Bank of New York, as property trustee, relating to ConocoPhillips Trust II.

25.4.1   --   Statement of Eligibility and Qualification under the Trust
              Indenture Act of 1939, as amended, of The Bank of New York, as guarantee trustee, relating to ConocoPhillips Trust I.

25.4.2   --   Statement of Eligibility and Qualification under the Trust
              Indenture Act of 1939, as amended, of The Bank of New York, as guarantee trustee, relating to ConocoPhillips Trust II.
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*     ConocoPhillips will file as an exhibit to a Current Report on Form 8-K (i)
      any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock, warrants, depositary shares or stock purchase contracts, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby and (iv) any required opinion of counsel to ConocoPhillips as to certain tax matters relative to the securities offered hereby.

+     To be filed by amendment.